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                                                                    EXHIBIT 99.1

                       Form of Proxy of InterWest Bancorp


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          PROXY FOR SPECIAL SHAREHOLDERS MEETING OF INTERWEST BANCORP

    KNOW ALL MEN BY THESE PRESENTS, that I, the undersigned shareholder of InterWest Bancorp ("InterWest"), do hereby nominate, constitute, and appoint,
            and             , or any one of them (with full power and
substitution for me and in my name, place and stead) to vote all the common
stock of InterWest standing in my name on its books on         , 1998 at the
Special Meeting of its shareholders to be held at             , on         ,
1998 at             .m., local time, or any adjournments thereof with all the
powers the undersigned would possess if personally present as follows:

1. To ratify, confirm, approve and adopt an Agreement and Plan of Merger dated as of June 16, 1998 (the "Agreement"), by and between InterWest and The Colonial BancGroup, Inc. ("BancGroup"), with such agreement providing for, among other things, the merger of InterWest with and into BancGroup, with BancGroup to be the surviving corporation. Each outstanding share of InterWest common stock will be converted into common shares of BancGroup in accordance with the terms of the Agreement.

            [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN

2. To transact such other business as may properly come before the meeting or any adjournment thereof.

    This proxy confers authority to vote "FOR" the propositions listed above unless "AGAINST" or "ABSTAIN" is indicated. If any business is presented at said meeting, this proxy shall be voted in accordance with the recommendations of management. All shares represented by properly-executed proxies will be voted as directed.

    The Board of Directors recommends a vote "FOR" the propositions. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and may be revoked prior to its exercise by either written notice or personally at the meeting or by a subsequently-dated proxy.

                                                  Date:                   , 1998
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                                                  (Signature of Shareholder(s))

                                                  (WHEN SIGNING AS ATTORNEY,
                                                  EXECUTOR, ADMINISTRATOR,
                                                  TRUSTEE OR GUARDIAN, PLEASE
                                                  GIVE FULL TITLE. IF MORE THAN
                                                  ONE TRUSTEE, ALL SHOULD SIGN.
                                                  ALL JOINT OWNERS MUST SIGN.)